UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

POPULAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-34084	66-0667416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Master Service Agreement

As previously disclosed on February 24, 2022, Popular, Inc. (“Popular” or the “Corporation”) entered into an Asset Purchase Agreement, dated as of February 24, 2022 (as amended from time to time, the “Asset Purchase Agreement”), by and among Popular, its wholly-owned subsidiary Banco Popular de Puerto Rico (“BPPR”), Evertec, Inc. (“Evertec”) and Evertec Group, LLC (“Evertec Group”). Completion of the transactions contemplated by the Asset Purchase Agreement (collectively, the “Evertec Transaction”) occurred on July 1, 2022 (the “Closing Date”).

In connection with the closing of the Evertec Transaction and as previously disclosed on February 24, 2022, Popular, BPPR and Evertec Group entered into a Second Amended and Restated Master Service Agreement (the “Second A&R MSA”) on July 1, 2022, pursuant to which Evertec Group will continue to provide various key information technology and various transaction processing services to Popular, BPPR and their respective subsidiaries, which services were previously provided under the Amended and Restated Master Service Agreement (the “Original MSA”), dated September 30, 2010, among Popular, BPPR and Evertec Group. In addition, the Second A&R MSA provides for the matters described below.

Under the Second A&R MSA, Popular and BPPR are no longer subject to exclusivity provisions that existed under the Original MSA and required Popular and BPPR to obtain certain services from Evertec, nor are they subject to rights of first refusal that Evertec had under the Original MSA with respect to certain technology projects. In connection with the elimination of exclusivity provisions under the Original MSA, Evertec Group is now entitled to receive monthly payments from Popular and BPPR to the extent that Evertec Group’s revenues under the Second A&R MSA fall below certain agreed minimum amounts on an annualized basis (each, an “Annual Minimum”). The Annual Minimum will equal (i) $170,000,000 for each one-year period from the Closing Date through September 30, 2025 (which is approximately 93% of the annual fees paid under the Original MSA in 2021 (disregarding the fees that were paid for services that have been removed from the scope of the Second A&R MSA, and disregarding the increase in fees attributable to the Annual MSA CPI Escalation (as defined below) that became effective as of October 1, 2021)); (ii) $165,000,000 for each one-year period from October 1, 2025 through September 30, 2026; and (iii) $160,000,000 for each one-year period from October 1, 2026 through September 30, 2028 (in each case, pro-rated for any partial one-year period).

Under the Original MSA, Evertec was entitled to increase annually the fees charged under the agreement based on the annual increases in the Consumer Price Index (the “Annual MSA CPI Escalation”), subject to an annual cap of 5%. Under the Second A&R MSA, the Annual MSA CPI Escalation that became effective as of October 1, 2021 has been retroactively eliminated, and Popular and BPPR are entitled to a credit against fees payable under the Second A&R MSA equal to the amount by which the fees paid by Popular or BPPR for the period from October 1, 2021 through the Closing Date were increased as a result of the most recent Annual MSA CPI Escalation. Additionally, the cap on the Annual MSA CPI Escalation has been reduced relative to the Original MSA, which provided for an Annual MSA CPI Escalation of up to 5% each year. Specifically, under the Second A&R MSA, the Annual MSA CPI Escalation is capped (i) at 1.5% for each one-year period beginning on the Closing Date through September 30, 2025, and (ii) at 2% for each one-year period from October 1, 2025 through September 30, 2028 (or if lower, at the percentage by which the CPI increase during the prior one-year period exceeded 2%). In addition, beginning in October 2025, BPPR will receive a 10% fee discount for services provided under the Second A&R MSA.

The Second A&R MSA requires Evertec Group to deliver to BPPR a core application programming interface (the “Core API Layer”). The Core API Layer will be a middle layer to connect the assets acquired by BPPR in connection with the Evertec Transaction to existing Evertec Group core applications in a manner expected to enable BPPR’s ability to enhance its customer facing digital channels in the future. The deadline for the delivery of the Core API Layer is January 31, 2024, subject to certain terms and conditions. If the delivery of the Core API Layer is delayed beyond the applicable deadline, Evertec Group will be required to make monetary payments to BPPR in accordance with an agreed schedule, and if the delay persists beyond a period of 12 months to 18 months following such deadline (such period depending on the delivery date that is determined for the Core API Layer), Popular or BPPR may terminate the Second A&R MSA.

The Second A&R MSA provides for a term that commenced on the Closing Date and ends on September 30, 2028 (a three-year extension of the term of the Original MSA), unless earlier terminated in accordance with its terms. The Second A&R MSA provides for termination by a party (i) for the other party’s material breach of the agreement, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (iii) for a prohibited assignment of the agreement by the other party. Additionally, Popular or BPPR will have the right to terminate services provided under the Second A&R MSA at any time with 180 days prior written notice, and will have the right to terminate the Second A&R MSA in its entirety if certain deadlines are missed with respect to the delivery of the Core API Layer, as discussed above. Additionally, Evertec Group may terminate certain services provided under the Second A&R MSA that have been unused or unconsumed by Popular or BPPR for longer than 90 days by providing 60 days prior written notice.

Under the Second A&R MSA, Evertec Group has agreed to provide transition assistance to Popular, BPPR and their respective subsidiaries in connection with a full termination of the Second A&R MSA or the termination of individual services provided under the Second A&R MSA.

As of the Closing Date, Popular owns approximately 10.6% of Evertec’s issued and outstanding common stock.

The foregoing description of the Second A&R MSA is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of the Stockholder Agreement

In connection with the closing of the Evertec Transaction, on the Closing Date the parties terminated the Stockholder Agreement (the “Stockholder Agreement”), dated April 17, 2012, among Carib Latam Holdings, Inc. (predecessor to Evertec), and each of the holders of Carib Latam Holdings, Inc., as amended on March 27, 2013, June 30, 2013 and November 13, 2013. Under the Stockholder Agreement, Popular was entitled to, among other things, (1) nominate two directors for election to Evertec’s board of directors, (2) limited pre-emptive rights and (3) various registration rights with respect to Evertec Common Stock.

Item 7.01	Regulation FD Disclosure.

On July 1, 2022, the Corporation issued a press release announcing the closing of the Evertec Transaction. A copy of the press release is attached hereto as Exhibit 99.2.

Popular does not intend for this Item 7.01 or Exhibit 99.2 to be treated as filed under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Second Amended and Restated Master Service Agreement, dated as of July 1, 2022, among Popular, Inc., Banco Popular de Puerto Rico, and Evertec Group, LLC and its Subsidiaries.

Exhibit 99.2	Press Release dated July 1, 2022.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s acquisition of certain assets and assumption of certain liabilities from Evertec and the Evertec Transaction described in this Current Report on Form 8-K and Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on Popular’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other factors include Popular’s ability to successfully transition and integrate the assets acquired as part of the Evertec Transaction; related operations; employees and third party contractors; unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the Evertec Transaction or that are not subject to indemnification or reimbursement by Evertec; operational risks that may affect Popular and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business; and other risks arising from the extension of Popular’s current commercial agreements with Evertec. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Form 10-Q for the quarter ended March 31, 2022. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: July 1, 2022	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer